TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual Release (this "Agreement") is entered into this ___ day of May, 2018, (the "Effective Date") by and between JM Family Enterprises, Inc., a Delaware corporation ("Landlord") and Capstone Industries, Inc., a Florida corporation ("Tenant").

WHEREAS, Tenant and Landlord are parties to that certain Lease Agreement dated January 17, 2014 (the "Original Lease") for the lease of real property located at 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442 (the "Premises");

WHEREAS, the Original Lease has been amended by a letter agreement dated October 18, 2016, (collectively, the Original Lease, as amended by the letter agreement, the "Lease"); and

WHEREAS, pursuant to its terms, the Lease is scheduled to expire on January 31, 2020 (the "Scheduled Expiration Date");

WHEREAS, Landlord has entered or will enter into that certain Lease Agreement ("Prime Lease") between 431 Fairway Associates, LLC, a Florida limited liability company ("Prime Landlord"), as landlord, and Landlord, as tenant, for the lease by Prime Landlord to Landlord of certain premises known as Suite 200 of the building located at 431 Fairway Drive, Deerfield Beach, Florida, as more particularly described in the Prime Lease (the "Relocation Premises"); and

WHEREAS, the Landlord and Tenant desire to terminate the Lease and all of the parties' respective rights, benefits and obligations thereunder prior to the Scheduled Expiration Date, subject to the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Terminate Early; Sublease.  The parties hereby agree to terminate the Lease prior to the Scheduled Expiration Date, which termination will be effective as of the earlier to occur of (i) thirty (30) business days after Substantial Completion by Prime Landlord of the Landlord's Work (as each such capitalized term is defined in the Prime Lease) with respect to the Relocation Premises, or (ii) Tenant's occupancy of the Relocation Premises (the "Termination Date"), and all of the parties' respective rights, benefits and obligations under the Lease, subject to and in consideration of the mutual release and discharge of one another from any and all matters, causes of action, claims or disputes whatsoever arising out of, or in connection therewith, upon the terms and conditions set forth herein.

Landlord shall use its best efforts to cause the Prime Landlord to achieve Substantial Completion of the Landlord's Work for the Relocation Premises on or before July 1, 2018.  Landlord shall notify Tenant in writing ("Relocation Notice") upon Landlord's receipt of notice that the Landlord's Work for the Relocation Premises is substantially complete, and Tenant shall thereupon commence its relocation to the Relocation Premises, which relocation shall be completed no later than the Termination Date.  For the avoidance of doubt, as set forth in Section 1.3 of the Prime Lease, the failure of the Prime Landlord to install a glass entry way door, door between the "IT Room" and "Storage Room", or other lead time item, will not prevent Substantial Completion so long as such failure does not interfere with Tenant's use of the Premises for its business, and Tenant agrees to accept the Premises upon Substantial Completion notwithstanding the foregoing.

Tenant and Landlord hereby agree that the effectiveness of this Agreement is expressly conditioned upon both parties' execution and delivery to the other of the Sublease Agreement attached hereto as Exhibit A and made a part hereof ("Sublease").  Tenant and Landlord shall each execute and deliver the Sublease to the other as of the Effective Date hereof.  Tenant shall have the right to access the Relocation Premises after the Relocation Notice and prior to the Termination Date, but only to the extent to which Landlord has a right under the Prime Lease to so access the Relocation Premises prior to Substantial Completion, and further provided that Tenant shall comply with all requirements applicable to Landlord under the Prime Lease with respect thereto (including without limitation maintenance of all insurance required thereunder).

2. Payment and Surrender of the Premises.  In consideration of the early termination of the Lease, Landlord shall pay Tenant the total amount of $150,000, 50% ($75,000) (the "First Installment") of which will be paid within three (3) business days after the Effective Date of this Agreement, and the remaining 50% ($75,000) (the "Second Installment") balance of which will be paid to Tenant within three (3) business days after Tenant vacates the Premises and takes possession of the Relocation Premises (both payments collectively, the "Termination Fee") so long as the Tenant vacates the Premises on or before the Termination Date leaving the Premises in the condition required pursuant to the Lease.  Upon Landlord's final inspection of the Premises in accordance with the Lease and applicable law, any unused portion of the Tenant's security deposit shall be returned to Tenant.

3. Termination of Lease.  Upon Tenant's surrender of the Premises to Landlord on or before the Termination Date, Landlord's and Tenant's execution and delivery of the Sublease, Landlord's payment of the Termination Fee to the Tenant, and the parties' execution, delivery and full performance of this Agreement, the Lease shall terminate, effective as of the Termination Date, and the parties shall have no further rights or obligations arising out of or in connection with the Lease or the matters contemplated thereunder (subject, however, to the terms and provisions of this Agreement, including Tenant's surrender of the Premises in the condition required pursuant to the Lease and the return of Tenant's security deposit, if, and to the extent, applicable).

4. Mutual Release.

4.1
Landlord.  Upon the satisfaction of and in consideration of the early termination of the Lease, Tenant's surrender of the Premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord, for itself and its successors, assigns and affiliates and their respective officers, directors, managers, partners, employees, agents, shareholders and members or any party acting on its behalf (collectively, "Landlord Parties"), shall release and forever discharge Tenant Release Parties' (as defined hereinafter) and their successors, assigns, executors, heirs, beneficiaries and affiliates, and their respective officers, directors, managers, partners, employees, agents, shareholders and members or any party acting on its behalf of and from any and all manner of action, causes of action, suits, debts, sums of money, costs, expenses, compensation, covenants, contracts, agreements, promises, damages, claims, obligations and demands whatsoever, whether based on tort, contract, statutory or other forms of damage or relief, whether derivative or direct, whether at law or in equity, known or unknown, unasserted or whether asserted in any context, which any of the Landlord Parties ever had or now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever and in all capacities whatsoever, from the beginning of time until the Effective Date, including without limitation of any of the foregoing, relating to or arising out of the transactions evidenced by, and from any rights or benefits of Landlord under the Lease.

4.2
Tenant Parties.  Upon the satisfaction of and in consideration of the early termination of the Lease, the payment by Landlord to Tenant of the Termination Fee and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the Tenant Parties for itself and its successors, assigns, executors, heirs, beneficiaries and affiliates and their respective officers, directors, managers, partners, employees, agents, shareholders and members or any party acting on its behalf (collectively, "Tenant Release Parties"), shall release and forever discharge Landlord Parties of and from any and all manner of action, causes of action, suits, debts, sums of money, costs, expenses, compensation, covenants, contracts, agreements, promises, damages, claims, obligations and demands whatsoever, whether based on tort, contract, statutory or other forms of damage or relief, whether derivative or direct, whether at law or in equity, known or unknown, unasserted or whether asserted in any context, which any of the Tenant Release Parties ever had or now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever and in all capacities whatsoever, from the beginning of time until the Effective Date, including without limitation of any of the foregoing, relating to or arising out of the transactions evidenced by, and from any rights or benefits of Tenant Release Parties under the Lease.

5. -Default.  In the event Tenant fails to vacate the Premises and surrender the Premises to Landlord on or before the Termination Date, Tenant shall be in default of this Agreement ("Default").  In the event of Default, Tenant shall, without demand by Landlord, immediately return the First Installment plus all Abated Rent, together with interest accruing at the rate of five percent (5%) for each month outstanding from the Termination Date until paid in full, and Landlord may seek all additional remedies available under applicable law.  Further, in the event of Default, Landlord shall be relieved of its obligation to pay the Second Installment, and the Mutual Release set forth in Paragraph 4 of this Agreement shall be null and void.

6. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to conflict of laws principles.  Jurisdiction and venue for any legal proceedings arising out of this Agreement shall exclusively lie in Broward County, Florida.

7. -Miscellaneous.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Agreement may be signed in counterparts, each of which shall be an original and both of which taken together shall constitute one agreement.  Delivery of an executed counterpart by facsimile, portable document format (.pdf), or other electronic means will be deemed to be delivery of an original in all cases. All capitalized terms used but not defined herein shall have the meanings given to them in the Prime Lease.

8. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto (including without limitation the parties' respective parent and affiliate entities) with respect to such subject matter.  This Agreement may not be modified in any way unless by a written instrument signed by each of the parties hereto.  This Agreement is intended to amend and modify the Lease, and to the extent that any of the terms of the Lease conflict with the terms hereof, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the first date set forth above.

Witnesses: LANDLORD:
JM Family Enterprises, Inc., a Delaware
corporation

Printed Name:

By:
Printed Name: Name:
Title:

STATE OF FLORIDA :
: ss
COUNTY OF :

BEFORE ME, the undersigned authority, personally appeared __________________________ as the ______________________________ of JM Family Enterprises, Inc., a Delaware corporation, and on behalf of the corporation, who is personally known to me or who has produced __________________________________ as identification and who first, being duly sworn on oath, acknowledged before me that he executed the above and foregoing instrument for the intent and purposes therein expressed.

WITNESS MY HAND AND OFFICIAL SEAL in the County and State last aforesaid on , 2018.

________________________________
Notary Public, State of Florida
Name of Notary:__________________

[Signatures continued on following page]

Witnesses: TENANT:
Capstone Industries, Inc., a Florida corporation

Printed Name:
By:
Printed Name: Name:
Title:

STATE OF FLORIDA :
: ss
COUNTY OF :
BEFORE ME, the undersigned authority, personally appeared __________________________ as the ______________________________ of Capstone Industries, Inc., a Florida corporation, and on behalf of the corporation, who is personally known to me or who has produced __________________________________ as identification and who first, being duly sworn on oath, acknowledged before me that he executed the above and foregoing instrument for the intent and purposes therein expressed.
WITNESS MY HAND AND OFFICIAL SEAL in the County and State last aforesaid on , 2018.
________________________________
Notary Public, State of Florida
Name of Notary:__________________

EXHIBIT A

SUBLEASE

See attached.

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT dated as of the ____ day of May, 2018 ("Sublease") by and between Capstone Industries, Inc., a Florida corporation ("Subtenant") and JM Family Enterprises, Inc., a Delaware corporation ("Sublandlord").

W I T N E S S E T H:

WHEREAS, Sublandlord has entered into a certain Lease Agreement with 431 Fairway Associates, LLC, a Florida limited liability company (the "Prime Landlord"), as landlord, dated as of May 8th, 2018, (as the same may be amended, restated, renewed, supplemented or other modified from time to time, collectively, the "Prime Lease"), for the lease of those certain premises known as Suite 200 and containing approximately 4,694 square feet being part of the second (2nd) floor of the building (together with a first floor parking garage attached thereto) located at 431 Fairway Drive, Deerfield Beach, Florida 33441 (the "Building"), as such premises are more particularly described in the Prime Lease ("Premises"); and

WHEREAS, Subtenant desires to sublet the Premises from Sublandlord and Sublandlord desires to sublease the Premises to Subtenant.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, and intending to be legally bound hereby, Sublandlord and Subtenant agree with each other as follows:

1. Premises.   Sublandlord hereby subleases and sublets to Subtenant, and Subtenant hereby takes and hires from Sublandlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises.

2. Term.   The term of this Sublease ("Term") shall commence on the earlier to occur of (i) thirty (30) business days after Substantial Completion by Prime Landlord of the Landlord's Work (as each such capitalized term is defined in the Prime Lease), or (ii) Tenant's occupancy of the Premises ("Term Commencement Date") and shall terminate on January 31, 2020 (or any earlier termination of the Prime Lease) (the "Termination Date"). Subtenant shall have all rights of access to the Premises during the Term, and prior to the Term, but only to the extent that Sublandlord has such rights under the Prime Lease, and provided that Subtenant complies with all requirements of the Prime Lease in connection therewith (including without limitation maintenance of all insurance required thereunder).  For the avoidance of doubt, as set forth in Section 1.3 of the Prime Lease, the failure of the Prime Landlord to install a glass entry way door, door between the "IT Room" and "Storage Room", or other lead time item, will not prevent Substantial Completion so long as such failure does not interfere with Tenant's use of the Premises for its business, and Tenant agrees to accept the Premises upon Substantial Completion notwithstanding the foregoing.

3. Use of the Premises.   The Premises are to be used only for the purposes set forth in Section 5.1 of the Prime Lease captioned "Use of Premises", which is incorporated herein by reference.

4. Incorporation of Prime Lease Provisions; Exceptions.  A true and complete copy of the Prime Lease has been delivered to Subtenant.  By execution of this Sublease, Subtenant acknowledges that Subtenant has had the opportunity to read the Prime Lease and that this Sublease is in all respects subject and subordinate to the Prime Lease.  All provisions of the Prime Lease are incorporated herein by reference and shall constitute the terms, covenants, conditions and provisions of this Sublease and any other terms and conditions of this Sublease are in addition to, and not in limitation of, the foregoing.  The Subtenant hereby agrees to observe and perform the terms, covenants, conditions and provisions of the "Tenant" under the Prime Lease, including but without limitation, all Rules and Regulations (as defined in the Prime Lease).  For purposes of this Sublease, all references to "Landlord" and "Tenant" in the Prime Lease shall mean Sublandlord and Subtenant herein, respectively, except with respect to any consent or approval to be required to be obtained from the "Landlord" thereunder, which shall continue to mean Prime Landlord, and, notwithstanding the foregoing, Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Prime Landlord on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Sublandlord under the Prime Lease.  Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease, provided that Sublandlord shall have no duty or liability for failure to perform any of the obligations of the Prime Landlord.

Notwithstanding the foregoing:

A.  Base Rent.  Subtenant shall pay only the following base rent to Sublandlord in lieu of the Base Rent due under the Prime Lease: Commencing on the date that is two (2) months after the Term Commencement Date ("Rent Commencement Date"), Subtenant shall pay to Sublandlord (i) $4,389.55 per month for the period extending from the Rent Commencement Date through January 31, 2019, and (ii) $4,522.43 per month for the period extending from February 1, 2019 to the Termination Date (in each case, together with applicable sales tax due thereon). Base rent shall be paid in advance on the first (1st) day of each calendar month (or prior to the Rent Commencement Date, if the same does not fall on the first (1st) day of a calendar month).  Any payment of Rent due for a partial month shall be prorated based on the number of days therein.  For the avoidance of doubt, Subtenant shall not be responsible for the payment of base rent hereunder until the Term Commencement Date.  All Rent shall be payable by Subtenant as directed by Sublandlord.

B.  Common Area Costs.  Beginning on the Term Commencement Date, Subtenant shall be responsible for payment of Tenant's Share of the Common Area Costs and Tenant's Share of Taxes, as provided in Sections 3.1 and 3.2 of the Prime Lease, and all other costs, charges and fees due under the Prime Lease, except as expressly set forth in Section 4(A) hereof.  Notwithstanding the foregoing, Subtenant shall not be required to pay any Common Area Charge in excess of $2,992.09 per month.

Except for the specific matters set forth in subsections 4(A) and 4(B) hereof, Subtenant shall fully perform all other obligations of "Tenant" under the Prime Lease, and shall be responsible for the payment of any and all sums due from "Tenant" under the Prime Lease.

5. Rent.  If during the Term, Subtenant shall fail to pay any installment of Rent, additional rent or any other charge which is to be paid hereunder within five (5) days after receipt of written notice from Sublandlord that such installment was not paid when the same was due and payable, then Subtenant shall pay a late charge equal to ten percent (10%) of the amount of the past-due installment, and such late charge shall be paid to Sublandlord as additional rent at the time of and together with payment of the delinquent sum to cover the extra expense involved in handling such delinquency.

6. Utility Expenses.  Subtenant hereby acknowledges the responsibility of the "Tenant" to pay for consumption of utility services, as set forth in Section 8.5 of the Prime Lease.  Accordingly, Subtenant agrees to, during the Term, to the extent required in the Prime Lease, pay all separately metered charges for water, gas, heat, electricity, light, telecommunication, sewer, sprinkler, power, internet, and all other utilities furnished to the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any installation or maintenance charges for utilities (collectively, "Utility Charges"), and for all separately metered utilities, to pay all such Utility Charges directly to the service provider within the time period required in such bill.  If any utilities are not separately metered, Subtenant shall pay to Sublandlord the proportionate cost thereof attributable to the Premises, as set forth in Section 8.5 of the Prime Lease.  Sublandlord shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on the Premises.  Subtenant shall have no right to terminate this Sublease, nor shall Subtenant be entitled to any abatement in Rent as a result of, any such interruption or failure of utility services.  No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Subtenant.

7. Improvements, Repairs, Alterations.

A. Subtenant agrees the Premises shall be delivered to Subtenant in "turn-key" condition with Landlord's Work Substantially Complete in accordance with a mutually agreed-upon floor plan and scope of work, including new light fixtures, new carpet, engineered wood flooring, new paint, glass door frontage, and signage, all as described in the Prime Lease.  Notwithstanding the foregoing, Sublandlord does not make, has not made, and hereby disclaims all, warranties with respect to the Premises, either express or implied, including without limitation any warranties that the Premises is suitable for the conduct of Tenant's business therein or with respect to the condition of the Premises or any part thereof.

B. Subtenant shall, at all times during the term of this Sublease, at its own cost and expense, satisfy the Sublandlord's obligations to repair and maintain the Premises as set forth in the Prime Lease, including without limitation Article 8 thereof.

C. Notwithstanding anything to the contrary contained in the Prime Lease or elsewhere in this Sublease, Subtenant shall not have the right to make any alterations, additions or improvements in or to the Premises without the Prime Landlord's and the Sublandlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.  Subtenant's request for approval shall be accompanied by detailed plans and specifications for the proposed work.

8. Compliance with Laws.  Subtenant shall comply with all federal, state and local governmental laws, ordinances, rules, regulations or requirements applicable to the Premises and Subtenant's use and occupancy thereof.

9. Covenant against Liens.  If, because of any act or omission of Subtenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against Sublandlord, Prime Landlord or any portion of the Building or the Property containing the Premises, during the term hereof Subtenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within the cure period provided in Section 11.2 of the Prime Lease; and Subtenant shall indemnify and save harmless Prime Landlord and Sublandlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting therefrom.

10. Assignment and Subletting.  Notwithstanding anything to the contrary contained in the Prime Lease or elsewhere in this Sublease, Subtenant may not assign, sublet, pledge, or otherwise encumber this Sublease or the Premises (in whole or in part or parts).  Subtenant shall not allow any other persons except Subtenant's customers and employees to occupy the Premises or any part thereof.

11. Subordination.  Subtenant accepts this Sublease, subject and subordinate at all times to any deed of trust, mortgage, or ground lease which may now or hereafter affect the Premises.  The terms of Article 20 of the Prime Lease shall control.

12. Signs.  Subtenant shall have the right to install suite and directory signage in accordance with, and provided that Subtenant complies with, the terms of Article 22 of the Prime Lease.

13. Indemnity.

A. Subtenant shall indemnify and save harmless Sublandlord, its respective agents, servants, employees and contractors from and against any and all liability, damage, penalties, judgments, arising from injury to person or property sustained by anyone in and about the Premises resulting from or in connection with (i) any act or acts or omission or omissions of Subtenant or Subtenant's officers, agents, servants, employees, contractors, customers, invitees or sublessees, (ii) any act, omission or negligence, or breach, violation or nonperformance by Subtenant or Subtenant's officers, agents, servants, employees, contractors, customers, or invitees, in connection with the Premises or this Sublease, and (iii) any claim, charge, loss, demand, liability, cost or expense for which Sublandlord is required to indemnify Prime Landlord under the Prime Lease.  Subtenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Prime Landlord, Sublandlord or its and their respective agents, servants, employees and contractors or in which Prime Landlord, Sublandlord and/or its or their respective agents, servants, employees and contractors may be impleaded with others upon any such abovementioned matter, claim or claims.

B. Sublandlord shall indemnify and save harmless Subtenant and its respective agents, servants, employees and contractors from and against any and all liability, damage, penalties, judgments, arising from or in connection with (i) injury to person or property sustained by anyone in and about the Premises resulting from any act or acts or omission or omissions of Sublandlord or Sublandlord's officers, agents, servants, employees, contractors, customers, or invitees, and (ii) any act, omission or negligence, or breach, violation or nonperformance by Sublandlord or Sublandlord's officers, agents, servants, employees, contractors, customers, or invitees, in connection with the Premises or the Prime Lease.  Sublandlord shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Subtenant or its respective agents, servants, employees and contractors or in which Subtenant and/or its respective agents, servants, employees and contractors may be impleaded with others upon any such abovementioned matter, claim or claims.

C. Except as expressly set forth herein and except for its omissions, affirmative acts or negligence or the omissions, affirmative acts or negligence or of its officers, agents, servants, employees or contractors, neither Prime Landlord nor Sublandlord shall be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements or to any person or persons, at any time on the Premises, including any damage or injury to Subtenant or to any of Subtenant's officers, agents, servants, employees, contractors, customers, invitees or sublessees.

14. Insurance.Subtenant shall provide at its expense, and keep in force during the term of this Sublease, such policies of insurance as will satisfy the obligation of Sublandlord as Tenant, including without limitations the insurance requirements set forth in Section 10.1 of the Prime Lease captioned "Tenant's Insurance".

15. Waiver of Subrogation.  Each party hereto hereby waives on behalf of the insurers of such party's property any and all claim or right of subrogation of any such insurer against the other party, and each party hereby agrees to maintain insurance upon its property, it being understood, however, (a) that such waiver shall be ineffective as to any insurer whose policy of insurance does not authorize such waiver, (b) that it shall be the obligation of each party seeking the benefit of the foregoing waiver to request the other party (i) to submit copies of its insurance, and (ii) in case such waiver is not so authorized by any such policy, to procure an express waiver from the insurer thereunder, any additional charge for such waiver to be paid by the party requesting the benefit of said waiver; and (c) that no party shall be liable to the other under clause (b) hereof except for willful failure to comply with any request pursuant to said clause (b).

16. Inspection Rights.  Sublandlord reserves the right, on reasonable prior notice, to inspect the Premises.

17. Destruction.  In the event that, at any time during the term of the Sublease, the Building a the Premises shall be destroyed or damaged in whole or in part by fire or other cause then the provisions of Section 10.4 of the Prime Lease captioned "Casualty Damage" shall govern and control.

18. Eminent Domain.In the event of a condemnation or purchase in lieu thereof, the provisions of Article 18 of the Prime Lease captioned "Eminent Domain" shall govern and control.

19. Quiet Enjoyment.   Sublandlord covenants and warrants that upon performance by Subtenant of its obligations hereunder, Sublandlord will keep and maintain Subtenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Premises during the term of this Sublease, subject to the terms and provisions of the Prime Lease, any ground lease, any mortgage or deed of trust encumbering the Premises, and all matters of record.

20. Defaults.

A. Subtenant shall be in default in the event any one or more of the following events shall have occurred and shall not have been remedied as hereinafter provided:

(1) Subtenant's failure to pay any installment of Rent required hereunder or any other payment to be made by Subtenant hereunder when the same shall be due and payable and the continuance of such failure for a period of five (5) days after Subtenant receives written notice from Sublandlord that such payment was not made when due.

(2) the occurrence of an Event of Default as defined in Section 16.1 of the Prime Lease (except for any Event of Default due to Sublandlord's failure to pay Base Rent to Prime Landlord, unless such failure was due to Subtenant's failure to timely pay the base rent required hereunder to Sublandlord).

21. Remedies on Default.   Upon any one or more Events of Default, Sublandlord may, at its option, at any time thereafter, exercise any of the rights and remedies available at law or in equity, including without limitation any of the rights and remedies afforded Prime Landlord under the Prime Lease (including without limitation those remedies set forth in Section 16.3 of the Prime Lease captioned "Remedies").

22. Surrender and Holding Over.  Upon the expiration or earlier termination of the Term, Subtenant shall quit and peacefully surrender and deliver to Sublandlord the possession and use of the Premises, without delay, free and clear of all liens, encumbrances and charges to the extent such liens, encumbrances and charges are solely due to the acts or omissions of Subtenant, and all rights of Subtenant under this Sublease shall terminate.  Notwithstanding the termination of this Sublease, Subtenant shall remain liable to Sublandlord for any loss or damage suffered by the Sublandlord because of any default of Subtenant, including without limitation the holdover rent set forth in Article 17 of the Prime Lease captioned "Notice of Surrender/Holdover".

Subtenant shall immediately remove all personal property of Subtenant remaining upon the Premises at the expiration or earlier termination of this Sublease.  Any personal property of Subtenant remaining upon the Premises after the expiration or earlier termination of this Sublease may, at the option of the Sublandlord, be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its property, or be disposed of, without accountability by Sublandlord in such manner as it deems appropriate.  Subtenant shall be responsible to Sublandlord for any cost or expense incurred by Sublandlord in disposing of Subtenant's personal property remaining on the Premises after the expiration or earlier termination of this Sublease.

If Subtenant holds over at the Premises after the expiration or earlier termination of the Prime Lease, the provisions of Article 17 of the Prime Lease shall control.

If Subtenant holds over at the Premises after the expiration or earlier termination of this Sublease, then, in addition to the rights and remedies set forth above, Subtenant shall pay to Sublandlord 150% of the base rent that was due from Subtenant under this Sublease immediately prior to the expiration or termination of the Sublease.

23. Reimbursement and Setoff.  If Subtenant shall fail to perform any of its obligations under this Sublease, Sublandlord may, at its option, after ten (10) days written notice to Subtenant, or without notice in case of any emergency, perform any of such obligations.  Any moneys paid and all costs and expenses incurred by Sublandlord or due as a result of any such failure by Subtenant, including reasonable attorney's fees, to enforce or perform Subtenant's obligations under this Sublease, shall be additional rent and shall be paid by Subtenant to Sublandlord on demand.  Sublandlord's exercise of its rights under the Section shall not constitute a waiver of any other rights or remedies Sublandlord may have because of Subtenant's default.

If Sublandlord shall fail to perform any of its obligations under the Prime Lease, Subtenant may, at its option, after ten (10) days written notice to Sublandlord, or without notice in the case of any emergency, perform any such obligations, subject to the terms and conditions of the Prime Lease.  Any moneys paid and all costs and expenses incurred by Subtenant, including reasonable attorney's fees, to enforce or perform Sublandlord's obligations under the Prime Lease shall be paid to Subtenant upon demand, and to the extent any such amounts are not paid within ten (10) days of demand therefor, Subtenant may, in addition to any other rights of enforcement at law or in equity, set off all such amounts against any payments of rent hereunder until paid in full.

24. Parking.  Subtenant shall have the right to parking as described in Article 6 of the Prime Lease, captioned "Parking".

25. Waiver.  Failure of either party to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder.  No waiver by either party at any time, express or implied, of any breach of any provision of the Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent to any subsequent breach of the same or any other provision.

26. Limitation of Sublandlord's and Prime Landlord's Liability.  If Prime Landlord or Sublandlord or any successor in interest shall be a corporation, limited liability company, individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such corporation, limited liability company, individual or on the part of the shareholders, officers, directors, members or partners of such corporation, limited liability company, firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Sublease, and in the event of any breach by Prime Landlord or Sublandlord or by such successor in interest in the Premises, Subtenant shall look solely to the equity of Prime Landlord or Sublandlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Subtenant, such exculpation of personal liability to be absolute and without any exception whatsoever.

27. Force Majeure.  In the event that either party shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act, or default of the other party, war or other reason beyond their control, the performance of such act, except for the payment of any sums required to be paid hereunder, shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

28. Notices.  Any notice, statement, certificate, request or demand required or permitted to be given in this Sublease, shall be in writing and unless personally served, shall be sent by overnight mail, addressed, as the case may be, to Sublandlord or Subtenant at the addresses listed below, or to such other addresses as Sublandlord or Subtenant shall designate in the manner herein provided.  Such notice, statement, certificates, request or demand shall be deemed to have been given two days after the date mailed as aforesaid in any post office or branch post office regularly maintained by the United States Government, except for notice of change of address or revocation of a prior notice, which shall only be effective upon receipt.

If to Sublandlord: JM Family Enterprises, Inc.
100 Jim Moran Boulevard
Deerfield Beach, Florida 33442
Attn:  Mike Tiufekchiev

With a copy to:

JM Family Enterprises, Inc.
100 Jim Moran Boulevard
Deerfield Beach, Florida 33442
Attn:  Sharaine Sibblies

If to Subtenant: Capstone Industries, Inc.
431 Fairway Drive
Suite 200
Deerfield Beach, Florida 33441

Copies of any notice hereunder (as an accommodation and not as a condition to its effectiveness) shall likewise be sent by the same means to the Prime Landlord: 431 Fairway Associates, LLC, 431 Fairway Drive, Suite 200B, Deerfield Beach, Florida 33441, Attn: Legal Department (or to such other address as Sublandlord may notify Subtenant in writing).

29. Certificates.  Either party shall, at any time and from time to time hereafter, at the cost and expense of the party requesting same, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:  (a) whether this Sublease is in full force and effect and whether it has been supplemented or amended, and if so, the date, substance and manner of such supplement or amendment;  (b) the existence of any default hereunder; (c) the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (d) the commencement and expiration dates of the term of this Sublease; (e) the dates to which (and the amount of)  Rent and additional rent, if any, have been paid hereunder; and (f) as to any other matters as may reasonably be so requested.

Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same and its successors and assigns.

30. Governing Law.  This Sublease and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida.

31. Interpretation.  The section headings used herein and the table of contents preceding this Sublease are for reference and convenience only, and shall not enter into the interpretation hereof.  The term "Prime Landlord" and "Sublandlord" whenever used herein shall mean only the owner at the time in question of Prime Landlord's or Sublandlord's interest herein, and upon any sale or assignment of such interest, or the expiration or termination of this Sublease, Prime Landlord and Sublandlord herein named (and in the case of any subsequent transfers, the then grantor) including each of its respective partners, shareholders, beneficiaries, managers, members, or principals (as the case may be), shall be automatically freed and relieved, from and after the date of such transfer and conveyance, of all liability as respects the performance of any covenants and agreements on the part of Prime Landlord or Sublandlord, as the case may be.

32. Entire Agreement.  No oral statement or prior written matter shall have any force or effect following the execution of this Sublease.  Subtenant agrees that this Sublease constitutes the full and complete agreement of the parties and their respective parent and affiliate entities with respect to the Premises and that Subtenant is not relying on any representations or agreements other than those contained in this Sublease.  No alteration, amendment, extension or addition to this Sublease shall be binding upon Sublandlord or Subtenant or their respective successors or permitted assigns unless reduced to writing, signed by them and mutually delivered between them.

33. Parties.  Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective heirs, successors, administrators and permitted assigns.

34. Relationship of the Parties.  Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained, nor any acts of the parties hereto shall construe the parties as other than Sublandlord and Subtenant.  There are no intended third party beneficiaries of this Sublease.

35. Accord and Satisfaction.  Sublandlord is entitled to accept, receive and cash or deposit any payment made by Subtenant for any reason or purpose or in any amount whatsoever, and apply the same at Sublandlord's option to any obligations of Subtenant and the same shall not constitute payment of any amount owed except that to which Sublandlord has applied the same.  No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever.  The acceptance of any such check or payment shall be without prejudice to Sublandlord's right to recover any and all amounts owed by Subtenant hereunder and Sublandlord's right to pursue any other available remedy.

36. Broker.  Each party represents and warrants that it has not dealt with any real estate broker in connection with this transaction.  Each party hereby agrees to indemnify and hold the other harmless from and against the claim of any real estate broker for a commission relating to this Sublease transaction arising out of the acts of the indemnifying party.

37. Notice to Prime Landlord.  Subtenant hereby authorizes Sublandlord to deliver a fully-executed copy of this Sublease to Prime Landlord, as required in Section 12.1 of the Prime Lease, and acknowledges that the effectiveness of this Sublease is contingent thereon.

38. Definitions.  Capitalized terms not defined herein shall have the meanings given to such terms in the Prime Lease.

39. Counterparts.  This Sublease may be executed in one or more counterparts which, when taken together, shall constitute one fully executed and binding original document.

40. Prevailing Parties.  In the event that it shall become necessary for either Sublandlord or Subtenant to employ the services of attorneys to enforce any of their respective right sunder this Sublease or to collect any sums due to them under this sublease or to remedy the breach of any covenant of this Sublease on the part of the other to be kept or performed, the non-prevailing party shall party to the prevailing party such reasonable fees as shall be charged by the prevailing party's attorneys for such services at all trial and appellate levels and post-judgment proceedings, and all other costs and expenses of such suit and any appeal thereof or with respect to any post-judgment proceedings.

41. Waiver of Trial By Jury.  Sublandlord and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Sublease, Subtenant's use or occupancy of the Premises, and/or any claim of injury or damage.

42. Authority.  Landlord and Tenant each represent to the other that it (i) is a duly formed entity validly existing in its state of incorporation, (ii) it has obtained all required corporate and governmental consents required in connection with this Sublease, and that this Sublease constitutes a binding obligation, (iii) the person signing below on its behalf has the appropriate authority to do so, and (iv) its execution of this Sublease will not conflict with any of its organizational documents or other agreements or contracts to which it is a party or by which it is otherwise bound.

43. Radon Gas.  Subtenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  The foregoing disclosure is provided to comply with state law and is for informational purposes only.  Neither Sublandlord nor Prime Landlord have conducted radon testing with respect to the Building and Sublandlord specifically disclaims any and all representations and warranties as to the absence of radon gas or radon producing conditions in connection with the Building and the Premises.

44. No Recordation.  This Sublease shall not be recorded in the Public Records.  Any attempted recordation shall render this Sublease null and void and entitle Sublandlord to the remedies provided for Subtenant's default.

45. Assignment of Prime Lease.  As set forth in, and subject to the terms and provisions of Section 12.1 of the Prime Lease, Subtenant shall have the right to take assignment of the Sublandlord's interest as "Tenant" under the Prime Lease on January 1, 2020.  It shall be a condition to any such assignment that (i) Subtenant notifies Sublandlord in writing of its intention to assume the Prime Lease during the Term hereof, but no later than the date that is 180 days prior to the expiration of the Term hereof; (ii) the assignment is evidenced by a written assignment and assumption agreement acceptable to Sublandlord in form and substance; (iii) Subtenant is not in default under this Sublease at the time of assignment of the Prime Lease or at the time Subtenant notifies Sublandlord that it desires to exercise its rights to take assignment of the Prime Lease, (iv) Subtenant meets all requirements for assignment of the Prime Lease as set forth in the Prime Lease, including without limitation Section 12.1 thereof; and (v) any and all third-party costs incurred in connection with the assignment shall be at Subtenant's sole cost and expense.  Notwithstanding anything to the contrary, however, neither the Subtenant's right to assume the Lease as set forth in the previous sentence, nor any other right of Subtenant set forth herein or in the Prime Lease, shall be deemed to provide a right in favor of Subtenant to extend the Term of this Sublease.

NO FURTHER TEXT ON THIS PAGE, SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the date first written above.

SUBLANDLORD:
JM Family Enterprises, Inc., a Delaware corporation,
a Delaware limited liability company

By:
Name:
Title:

WITNESSES AS TO SUBLANDLORD:

By:
Name:

By:
Name:

SUBTENANT:

Capstone Industries, Inc., a Florida corporation

By: ____________________________________
Name:
Title:

WITNESSES AS TO SUBTENANT:

By:
Name:

By:
Name: